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                                                                    EXHIBIT 23.1
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Incentive Plan of our report dated March 15, 1996, except for Note 10, as to which the date is September 27, 1996, with respect to the financial statements of International Telecommunication Data Systems, Inc. for the year ended December 31, 1995 included in its October 24, 1996 Prospectus (Form S-1), filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

         Stamford, Connecticut
         February 5, 1997